UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013 (September 13, 2013)

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Powell Court Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 372-8500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

Pursuant to its existing stock repurchase program, previously announced on March 4, 2013, the Company may repurchase shares through open market purchases or privately negotiated transactions in accordance with its senior credit facility and with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 as amended (the “Act”).

On September 13, 2013, the Company finalized and entered into a trading plan in accordance with Rule 10(b)5-1 under the Act (the “Plan”), to facilitate repurchases of its common stock during its blackout period (on or after September 14, 2013) if price targets in the Plan are met while the Plan is in place.

The Plan will expire at the close of business on October 29, 2013, unless terminated earlier in accordance with its terms.

The Company does not retain or exercise any discretion over purchases of common stock under the Plan.

Because repurchases under the Plan, if any, are subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

	By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President and Chief Legal Officer

Date: September 13, 2013